EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm -- Meaden & Moore, Ltd.

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-33390) pertaining to the THIRD FEDERAL 401(K) SAVINGS PLAN of our report dated June 21, 2016, with respect to the financial statements of the THIRD FEDERAL 401(K) SAVINGS PLAN included in this Annual Report (Form 11-K) as of December 31, 2015 and 2014 and for the year ended December 31, 2015.

/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.

Cleveland, Ohio
June 21, 2016